EXHIBIT 99


             MDU RESOURCES REAFFIRMS EPS GUIDANCE OF $1.80 TO $2.00


BISMARCK, N.D. - June 3, 2005 - MDU Resources Group, Inc., (NYSE:MDU) today reaffirmed its prior guidance that earnings per common share for 2005, diluted, are projected in the range of $1.80 to $2.00.

"MDU Resources just experienced its best first quarter ever," said Chairman of the Board and Chief Executive Officer Martin A. White. "As our overall business outlook remains strong for the year, I expect to see that momentum continue. We announced this week that the United States Ninth Circuit Court of Appeals had issued an injunction that could affect our coalbed natural gas production in Montana. Notwithstanding our preliminary evaluation of the effects of the injunction, in light of the performance of our corporation as a whole, we do not expect any material change to our consolidated earnings outlook for the year."

On May 31, 2005, the United States Ninth Circuit Court of Appeals granted the request of the Northern Plains Resource Council and the Northern Cheyenne Tribe for an injunction on an issue related to coalbed natural gas production in Montana. MDU Resources subsidiary, Fidelity Exploration & Production Company, had planned to drill up to 500 total wells in 2005 but will now need to delay drilling approximately 200 coalbed natural gas wells in Montana while outstanding legal issues are resolved. The company now expects its total natural gas and oil production for 2005 to be comparable to or slightly higher than production for 2004, which represents a reduction from the previously estimated 6 to 10 percent year over year increase.

Fidelity has significant production from traditional natural gas and oil properties in the Rocky Mountain region and in the Gulf of Mexico. "As of Dec. 31, 2004, Fidelity had 556 bcfe of natural gas and oil reserves," White said, "In addition, we recently added 79 billion cubic feet equivalent of proved reserves in an acquisition in south Texas. Fidelity continues to seek additional reserves and production growth, both in existing areas of activity and in other regions as we endeavor to build long-term shareholder value by focusing on maintaining a diverse, high-quality asset portfolio."


The information in this release includes certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements contained in this release, including those with respect to the potential effect of the court action upon the number of wells expected to be drilled and expected production levels, as well as 2005 earnings per share guidance and statements by the chairman of the board and chief executive officer, are expressed in good faith and are believed by the company


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to have a reasonable basis. Nonetheless, actual results may differ materially from the projected results expressed in the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include: fluctuations in natural gas and crude oil prices; fluctuations in commodity price basis differentials; drilling successes in natural gas and oil operations; the ability to contract for or to secure necessary drilling rig contracts and to retain employees to drill for and develop reserves; market demand for, and/or available supplies of, energy products and services; and the effects on operations of legal proceedings and extensive environmental laws and regulations. For a discussion of other important factors that could cause actual results to differ materially from those expressed in the forward-looking statements, refer to the Introduction and
Part I, Item 2 -- Management's Discussion and Analysis of Financial Condition and Results of Operations - Risk Factors and Cautionary Statements that May Affect Future Results and -- Prospective Information, in the company's most recent Form 10-Q.


MDU Resources Group, Inc., a member of the S&P MidCap 400 index, provides value-added natural resource products and related services that are essential to energy and transportation infrastructure. MDU Resources includes natural gas and oil production, construction materials and mining, domestic and international independent power production, electric and natural gas utilities, natural gas pipelines and energy services, and utility services. For more information about MDU Resources, see the company's Web site at www.mdu.com or contact the investor relations department at investor@mduresources.com.

Contacts:

For analyst inquiries, contact:
Warren Robinson, Executive Vice President and Chief Financial Officer
(701) 222-7991

For media inquiries, contact:
Linda Donlin, Corporate Communications Director
(701) 222-7896


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